                                                                   EXHIBIT 10.25

                                PROMISSORY NOTE


For value received, Performance Factors, Inc., a California Corporation ("Maker") promises to pay to the order of________________, or his order, at San Francisco, California or at such place as the holder of this Note may from time to time designate in writing, the principal sum of __________________________ ($_______), or portion thereof remaining outstanding, with interest from the date hereof at the rate of two percent (2%) per annum above the Prime Rate announced by Bank of America NTSA, as in effect from time to time.

         All outstanding and unpaid principal and interest shall be due and payable on demand. This note may be prepaid, in whole or in part, at any time by maker without premium or penalty.

         Principal and interest payments shall be made in money of the United States of America. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. Maker promises to pay costs of collection and reasonable attorney's fees if default is made in the payment of this Note. The right to plead any and all statutes of Limitation as defense to this Note or to any agreement to pay the same is hereby expressly waived by the Maker to the full extent permitted by law.

         This Note shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed by its officer thereunto duly authorized and directed by appropriate corporate authority.

         Dated:



                           PERFORMANCE FACTORS, INC.



                                by________________________________
                                           President

                                PROMISSORY NOTE

$________________                                           ____________, 199__


         FOR VALUE RECEIVED, Performance Factors, Inc., a Delaware corporation ("Maker"), promises to pay to the order of ___________ ________________________
(Payee"), in lawful money of the United States of America, in the manner and at the times provided hereinafter, (i) the principal sum of _____________________________ ($___________), or so much thereof as may be outstanding hereunder, (ii) Interest (as hereinafter defined) and Default Interest (as hereinafter defined), if any; and (iii) all other amounts due and payable pursuant to and in accordance with the terms of this Note.

         A.      Definitions.

         The following terms as used herein shall have the following meanings:

         1. "Default Interest" shall mean interest computed at fifteen percent (15%) per annum, on (i) the entire principal balance of this Note from time to time unpaid from and after such amount becomes due and payable (whether by maturity, acceleration or otherwise), and (ii) any and all other unpaid amounts due pursuant to the terms and provisions of this Note (including, but not limited to, accrued but unpaid Interest) from and after the respective date(s) on which those amounts become due and payable, whether by maturity, acceleration, or otherwise; in each case from and after the expiration of any applicable grace period. Default Interest shall be computed for the actual number of days elapsed, predicated on a year consisting of three hundred and sixty (360) days, and shall be payable on demand. Notwithstanding anything to the contrary contained herein, for any period in which Default Interest is accruing on the entire unpaid principal balance hereunder, Interest shall not accrue.

         2. "Interest" shall mean interest computed at ten percent (10%) per annum on the entire principal balance of this Note from time to time unpaid. Interest shall be computed on the actual number of days elapsed, predicated on a year consisting of three hundred and sixty (360) days.

         B.      Payments, Maturity.

         1. Interest and Principal. Interest shall accrue commencing the date hereof. Interest shall accrue during the entire term of this Note.

         2. Other; Maturity. Default Interest, if any, shall be payable on demand. All outstanding and unpaid principal and interest shall be due and payable on demand, unless otherwise specified herein.

         C.      Prepayment.

         This Note may be prepaid, in whole or in part, at any time by Maker without premium or penalty. Any prepayment pursuant to this Paragraph C shall be accompanied by payment of any Interest and Default Interest, if any, accrued and unpaid through the date of such prepayment.

         D.      Default.

         The following shall constitute events of default hereunder: (i) the assignment for the benefit of creditors by Maker; (ii) the application for the appointment of a receiver for Maker or for property of Maker; (iii) the filing of a petition in bankruptcy by or against Maker; (iv) the issuance of an attachment or the entry of a judgment against Maker; (v) a default by Maker with respect to any other indebtedness due to Payee; (vi) the making or sending of a notice of an intended bulk sale by Maker; (vii) the merger, consolidation, termination of existence, dissolution or insolvency of Maker; or (viii) the good faith determination by payee that it deems itself insecure or that a material adverse change in the financial condition of Maker has occurred since the date hereof and that Payee's prospect of payment hereunder has been impaired.

         E.      Remedies.

         If Maker fails to pay any amounts when due hereunder, whether by maturity, acceleration or otherwise, or if there occurs any event which entitles Payee to accelerate the indebtedness due under this Note and any grace period applicable to any such failure to pay or event as set forth herein expires, then Payee shall have all of the rights and remedies provided to it:
(i) hereunder, and (ii) at law or in equity. The remedies of Payee, as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. Payee may resort for payment hereunder to any of the security for, or any guaranty of, this Note whether or not Payee shall have resorted for payment hereunder to any other security for or guaranty of this Note. No act or omission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event. If this Note is placed in the hands of an attorney for collection or is collected on advice of counsel or through any legal proceeding, Maker promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by Payee. Maker hereby waives presentment, demand, notice of dishonor or nonpayment, protest and notice of protest in connection herewith.

         F.      Miscellaneous.

         1. If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

         2.      Time is of the essence of this Note.

         3. After demand or following the occurrence of an event which entitles Payee to accelerate the indebtedness evidenced hereby, all payments received on account of the indebtedness evidenced hereby shall be applied, in whatever order, combination and amounts as Payee, in its sole and absolute discretion, decides, to all costs, expenses, and other indebtedness, if any owing to Payee by reason of this Note; Default Interest; Interest; and principal.

         4. This Note, and the terms and provisions hereof, shall be binding upon Maker and its successors, administrators, and assigns, and shall inure to the benefit of any holder hereof.

         5. All amount due hereunder shall be paid without deduction, set-off or counterclaim, Maker expressly waving any such rights to deduction, set-off or counterclaim.

         6. Notwithstanding any provision to the contrary contained in this Note or in any of the other documents or instruments referred to in this Note, if at any time or times the interest and any sums considered for such purpose to be interest, payable under or by reason of this Note or any such other documents or Instruments, should exceed the maximum which, by the laws of the State having jurisdiction, may be charged with respect to the loan evidenced hereby, given the nature and all of the pertinent circumstances of such loan, then all such sums in excess of such maximum shall be deemed not be Interest, but rather to be payments on account of principal, and without further agreement of the parties shall be so applied without regard to any other provision of this Note, provided that Payee may elect instead that no sums shall be payable in excess of such maximum, whereupon this Note and such other documents and Instruments shall be deemed amended accordingly without further action by any party.

         7. This Note shall inure to the benefit of Payee and his successors and assigns and shall be governed and interpreted in accordance with the laws of the State of Illinois.

                                        PERFORMANCE FACTORS, INC.


                                        By:________________________________
                                        Title:_____________________________




                                      -3-